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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ________________

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 8, 2004

                              SCANVEC AMIABLE LTD.
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




         Israel                    000-23734                       N/A
   -----------------           ----------------            --------------------
   (State or Other               (Commission                  (IRS Employer
   Jurisdiction of               File Number)               Identification No.)
   Incorporation)


  Two International Plaza, Suite 625, Philadelphia, PA           19113-1518
 -------------------------------------------------------        ------------
        (Address of principal executive offices)                 (Zip Code)


 Registrant's telephone number, including area code:          (610) 521-6300
                                                               -------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 1. Changes in Control of Registrant

On April 8, 2004, Yozma Venture Capital Ltd. ("Yozma"), Messrs. Yuchung Chu ("Chu"), Benjamin Givli ("Givli") and Yacha Sutton ("Sutton," and, together with Yozma, Chu and Givli, the "Selling Shareholders"), shareholders holding approximately 31% of the outstanding Ordinary Shares of Scanvec Amiable Ltd. (the "Company") sold, in a series of private transactions (collectively, the "Sales"), an aggregate of 2,094,456 Ordinary Shares, comprising all of the Ordinary Shares then owned by the Selling Shareholders. The names of the investors (each, an "Investor," and, collectively, the "Investors") who purchased such Ordinary Shares, and the number of Ordinary Shares purchased by each Investor are set forth in the table below. The information regarding the beneficial ownership of Ordinary Shares by each of the Investors set forth in the following table is based on information contained in the statements on
Schedule 13D filed by the Investors with the Securities and Exchange Commission on April 19, 2004:

Name                                Number of Shares                   Percent
----                                ----------------                   -------
Bridges & Pipes LLC                 367,956                            5.44%
Jolie Papier Ltd.                   585,500                            8.65%
Rockwood Group LLC(1,2)             1,141,000                          16.85%
X Securities Ltd.(1,3)              1,141,000                          16.85%
Y Securities Ltd.(1,4)              1,141,000                          16.85%


(1) Mr. Dan Purjes is the Managing Member and Chairman of the Board of each of Rockwood Group Ltd., X Securities Ltd. and Y Securities Ltd.

(2) Includes direct beneficial ownership of 896,426 Ordinary Shares and indirect beneficial ownership of 81,525 Ordinary Shares and 163,049 Ordinary Shares owned directly by X Securities Ltd. and Y Securities Ltd., respectively.

(3) Includes direct beneficial ownership of 81,525 Ordinary Shares and indirect beneficial ownership of 896,426 Ordinary Shares and 163,049 Ordinary Shares owned directly by Rockwood Group LLC and Y Securities Ltd., respectively.

(4) Includes direct beneficial ownership of 163,049 Ordinary Shares and indirect beneficial ownership of 896,426 Ordinary Shares and 81,525 Ordinary Shares owned directly by Rockwood Group LLC and X Securities Ltd., respectively.

According to the Schedule 13Ds filed by the Investors, Bridges & Pipes LLC, Jolie Papier Ltd., Rockwood Group LLC, X Securities Ltd., and Y Securities Ltd. acquired their respective Ordinary Shares for aggregate purchase prices of $312,762.60, $468,400, $761,962.10, $69,296.25, and $138,591.65, respectively.
According to the 13Ds filed by the Investors, each Investor used available working capital to fund its purchase of Ordinary Shares.

Prior to the sales described above, Yozma had a contractual right to nominate two representatives to serve on the Company's Board of Directors (the "Board"). In addition, Yozma, Givli and Sutton, together with another shareholder that did not participate in the Sales (collectively, the "Givli Group"), were parties to an agreement that provided, among other things, that each party would vote their Ordinary Shares together on all matters coming before the Company's shareholders.

In connection with the Sales, four of the Company's seven Directors, Messrs. Yoav Doppelt, Benjamin Givli, Schmulik Aran and Mordechai Dabi, have appointed substitute Directors to serve in their place until a shareholders' meeting can be called to appoint new Directors. The substitute Directors are Messrs. Mark Blundell, Robert Yingling, James Ward, and Lloyd Quartin. Subsequent to the Sales, the Board appointed Mr. Blundell as Chairman of the Company.

The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (a) Financial Statements of Business Acquired: Not Applicable

             (b) Pro Forma Financial Information: Not Applicable

             (c) Exhibits: None





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SCANVEC AMIABLE LTD.


                                       By:   /s/ Gerald J. Kochanski
                                            ---------------------------
                                       Name:  Gerald J. Kochanski
                                       Title: Vice President and
                                              Chief Financial Officer


Date:  April 22, 2004